                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            The Men's Wearhouse, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                           THE MEN'S WEARHOUSE, INC.
                              5803 GLENMONT DRIVE
                           HOUSTON, TEXAS 77081-1701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 2002

     Notice is hereby given that the Annual Meeting of the Shareholders of The Men's Wearhouse, Inc., a Texas corporation (the "Company"), will be held at 11:00 a.m., pacific daylight time, on Tuesday, June 25, 2002, at The Westin St. Francis, 335 Powell Street, San Francisco, California, for the following purposes:

          (1) To elect six directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

          (2) To consider and act upon a proposal regarding a code of conduct based on the United Nation's International Labor Organization's Standards for Workers Rights;

          (3) To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors for the Company for Fiscal 2002; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of record of the Company's common stock, $.01 par value, at the close of business on May 8, 2002, will be entitled to vote at the meeting and any adjournment(s) thereof.

                                          By Order of the Board of Directors

                                          /s/ MICHAEL W. CONLON

                                          Michael W. Conlon
                                          Secretary

May 24, 2002

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           THE MEN'S WEARHOUSE, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 2002

     This proxy statement is furnished to the shareholders of The Men's Wearhouse, Inc. (the "Company"), whose principal executive offices are located at 5803 Glenmont Drive, Houston, Texas 77081-1701, and at 40650 Encyclopedia Circle, Fremont, California 94538-2453, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m., pacific daylight time, on Tuesday, June 25, 2002, at The Westin St. Francis, 335 Powell Street, San Francisco, California, or any adjournment(s) thereof (the "Annual Meeting").

     Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted "FOR" the nominees for director listed therein, "AGAINST" the proposal regarding a code of conduct based on the United Nation's International Labor Organization's Standards for Workers Rights and "FOR" ratification of the appointment of the Company's independent auditors. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting.

     This Proxy Statement is being mailed on or about May 24, 2002, to the holders of record of Common Stock on May 8, 2002 (the "Record Date"). At the close of business on the Record Date, there were outstanding and entitled to vote 42,477,442 shares of the Company's common stock, $.01 par value (the "Common Stock"), and only the holders of record on such date shall be entitled to vote at the Annual Meeting. Such holders will be entitled to one vote per share on each matter presented at the Annual Meeting.

     The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast.

     The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against a proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposal regarding a code of conduct based on the United Nation's International Labor Organization's Standards for Workers Rights and to ratify the appointment of the Company's independent auditors.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, six directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier resignation or removal.

     The Board of Directors has concluded that it would be appropriate for the majority of the directors of the Company to be individuals who are not and have not been employed by the Company. Accordingly, Messrs. Robert Zimmer, James Zimmer, Richard Goldman and Stephen Greenspan have agreed not to stand for re-election and the following persons have been nominated to fill the six positions to be elected by the shareholders. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by management.

                                                                                            DIRECTOR
NAME                             AGE               POSITION WITH THE COMPANY                 SINCE
----                             ---               -------------------------                --------
George Zimmer.................   53    Chairman of the Board and Chief Executive Officer      1974
David H. Edwab................   47    Vice Chairman of the Board                             1991
Rinaldo S. Brutoco............   55    Director                                               1992
Michael L. Ray, Ph.D. ........   63    Director                                               1992
Sheldon I. Stein..............   48    Director                                               1995
Kathleen Mason................   52    Director                                               2001

     George Zimmer, together with Robert E. Zimmer and Harry M. Levy, founded The Men's Wearhouse as a partnership in 1973 and has served as Chairman of the Board of the Company since its incorporation in 1974. George Zimmer served as President from 1974 until February 1997 and has served as Chief Executive Officer of the Company since 1991.

     David H. Edwab joined the Company in February 1991 and was elected Senior Vice President, Treasurer and Chief Financial Officer of the Company. In February 1993, he was elected Chief Operating Officer of the Company. In February 1997, Mr. Edwab was elected President of the Company. He was elected a director of the Company in 1991. In November 2000, Mr. Edwab joined Bear, Stearns & Co. Inc. ("Bear Stearns") as a Senior Managing Director and Head of the Retail Group in the Investment Banking Department of Bear Stearns. Accordingly, Mr. Edwab resigned as President of the Company and was then named Vice Chairman of the Board. In February 2002, Mr. Edwab re-joined the Company full-time and continues to serve as Vice Chairman of the Board. Mr. Edwab is also a director of Aeropostale, Inc.

     Rinaldo S. Brutoco is and has been since January 2000, President and Chief Executive Officer of ShangriLa Consulting, Inc. Prior to that Mr. Brutoco was President and Chief Executive Officer of Dorason Corporation for more than five years. ShangriLa Consulting, Inc. is affiliated with the ShangriLa Group, a privately held consulting and merchant banking concern. In addition, through October 1998, Mr. Brutoco served as the Chief Executive Officer and a director of Red Rose Collection, Inc., a San Francisco-based mail order catalog and retail company.

     Michael L. Ray, Ph.D. has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy -- Banc One Corporation Professor of Creativity and Innovation and of Marketing Emeritus at Stanford University's Graduate School of Business. Professor Ray is a social psychologist with training and extensive experience in advertising and marketing management and has served as a private consultant to numerous companies since 1967.

     Sheldon I. Stein is a Senior Managing Director of Bear Stearns and runs the Southwest Investment Banking Group. Mr. Stein joined Bear Stearns in August 1986. He is a director of Home Interiors & Gifts, Inc. and is a Trustee of Brandeis University.

     Kathleen Mason has been the President, Chief Executive Officer and a director of Tuesday Morning Corporation, a retailer of first quality, deep discount and closeout home furnishings and gifts, since July 2000.

From December 1999 to July 2000, Ms. Mason was a freelance retailing consultant. From June 1999 to November 1999, she was President and Chief Merchandising Officer of Filene's Basement, Inc. From January 1997 to June 1999 she was President of the HomeGoods Division of The TJX Companies, Inc., an apparel and home fashion retailer. Prior to that time she was employed by Cherry & Webb, a women's apparel specialty chain, from 1987 until 1992, as Executive Vice President, then until 1997 as Chairman, President and Chief Executive Officer. Ms. Mason is also a director of Genesco, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     During the fiscal year ended February 2, 2002, the Board of Directors held six meetings.

     The Board of Directors has an audit committee that operates under a written charter adopted by the Board of Directors and is comprised of Messrs. Stein (Chairman) and Ray and Ms. Mason. Each of the audit committee's members satisfies the definition of independent director as established in the New York Stock Exchange Listing Standards. It is the duty of the audit committee to review the Company's financial information and internal controls, review with the Company's independent public accountants the plan, scope and results of the annual audit of the Company's financial statements, and to make recommendations to the Board of Directors as to the selection of independent public accountants. The audit committee's responsibilities to the Board are further detailed in the Charter of the Audit Committee. During the fiscal year ended February 2, 2002, the audit committee held three meetings. The audit committee's report appears below.

     The Company has a compensation committee comprised solely of non-employee directors, Messrs. Stein (Chairman) and Ray. It is the duty of the compensation committee to consider and approve, on behalf of the Board of Directors, adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program for the benefit of any executive officer of the Company. During the fiscal year ended February 2, 2002, the compensation committee did not meet.

     The Company has a stock option committee which consists of Mr. G. Zimmer that administers the Company's stock option plans. Mr. Goldman was a member of the stock option committee until his retirement on February 1, 2002. During the fiscal year ended February 2, 2002, the stock option committee did not meet.

     During the fiscal year ended February 2, 2002, no director attended fewer than 75% of all of the meetings of the Board of Directors and of any committee of which such director was a member.

     The Board of Directors has no executive or nominating committee. Director nominees are determined by the Board of Directors, and nominees proposed by shareholders will not be considered.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2001, the Audit Committee had three meetings, and the Audit Committee chair, as representative of the Audit Committee, communicated with the financial management and independent auditors regarding the interim financial information contained in each quarterly earnings announcement prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plan, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing

Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended February 2, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 2, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also approved the reappointment, subject to shareholder approval, of the independent auditors and the Board also approved such reappointment.

                                            AUDIT COMMITTEE

                                            Sheldon I. Stein, Chairman
                                            Michael L. Ray, Ph.D.
                                            Kathleen Mason

                SHAREHOLDER PROPOSAL REGARDING A CODE OF CONDUCT
                BASED ON THE UNITED NATION'S INTERNATIONAL LABOR
                  ORGANIZATION'S STANDARDS FOR WORKERS RIGHTS

     New York City Employees' Retirement System, New York City Teachers' Retirement System, New York City Police Pension Fund Art 2, New York City Fire Department Pension Fund Art 2B, holders as of December 26, 2001 of 87,775, 43,550, 25,075 and 8,175 shares of the Company's common stock, respectively, each located at The City of New York Office of the Comptroller, 1 Centre Street, New York, New York 10007-2341, have given formal notice that they will introduce a resolution at the forthcoming annual meeting. The Company is not responsible for such proposal, which provides as follows:

          "Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of some U.S.-based corporations has led to an increased public awareness of the problems of child labor, "sweatshop" conditions, and the denial of labor rights in U.S. corporate overseas operations, and

          Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

          Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

          Whereas, these standards incorporate the conventions of the United Nation's International Labor Organization (ILO) on workplace human rights which include the following principles:

             (1) All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)

             (2) Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention
        135)

             (3) There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Convention 100 and
        111)

             (4) Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105)

             (5) There shall be no use of child labor. (ILO Convention 138), and,

          Whereas, independent monitoring of corporate adherence to these standards is essential if consumer and investor confidence in our company's commitment to human rights is to be maintained,

     Therefore, be it resolved that shareholders request that the company commit itself to the implementation of a code of corporate conduct based on the aforementioned ILO human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards."

THE COMPANY'S STATEMENT IN OPPOSITION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Company is strongly committed to maintaining high standards with respect to workplace human rights. The Company itself does not operate any facilities overseas, but purchases goods from vendors who have overseas operations and engages in a direct sourcing program whereby the Company contracts directly with third parties, predominantly in Italy, China and Mexico, to manufacture certain of the merchandise sold in the Company's stores. We attempt to select only overseas vendor partners and facilities who are committed to following standards and business practices consistent with our own and have a long-standing relationship with most of our vendors and direct sourcing facilities. Further, the manufacturing of tailored clothing requires a more experienced work force and, therefore, does not lend itself to the "sweatshop" conditions referred to in the proposal. Additionally, we have a practice of inspecting on a periodic basis the factories where goods are produced to our specifications and quality requirements. This inspection process is important for monitoring quality control and also allows us to monitor workplace conditions. The Company has on occasion undertaken efforts to gain improvements in conditions where warranted.

     Accordingly, we believe we have already implemented practices to address subjects mentioned in this shareholder proposal. Indeed, the proponents of this proposal have not suggested that the Company has failed to meet any appropriate workplace standards. We believe the Company's existing practices have worked well and the requested commitment called for by this proposal is duplicative of our existing efforts. Also, certain provisions of the proposal are vague and overbroad and in some instances would require the Company to take action beyond our ability to effectuate. We think we can be most effective by continuing to focus on our existing standards and practices, rather than introducing a new and duplicative statement of principles. The Board of Directors therefore does not believe that adoption of this proposal is necessary or in the best interests of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST APPROVAL OF THE PROPOSAL REGARDING A CODE OF CONDUCT BASED ON THE UNITED NATION'S INTERNATIONAL LABOR ORGANIZATION'S STANDARDS FOR WORKERS RIGHTS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of the Record Date, except as noted in note (1) below, with respect to the beneficial ownership of Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table below, (iii) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to him or her.

                                                                                          % OF
                                                                                       OUTSTANDING
NAME                                                        NUMBER OF SHARES             SHARES
----                                                        ----------------           -----------
PRIMECAP Management Company...............................     2,983,200(1)                7.0
  225 South Lake Avenue #400
  Pasadena, California 91101
Merrill Lynch & Co., Inc. ................................     2,838,877(2)                6.7
  World Financial Center, North Tower
  250 Vesey Street
  New York, New York 10381
Vanguard HorizonFunds-Vanguard Capital Opportunity Fund...     2,850,000(3)                7.0
  100 Vanguard Blvd.
  Malvern, Pennsylvania 19355
FMR Corp. ................................................     3,186,740(4)                7.8
  82 Devonshire Street
  Boston, Massachusetts 02109
Wasatch Advisors..........................................     3,709,875(5)                8.8
  150 Social Hall Avenue
  Salt Lake City, Utah 84111
George Zimmer(6)..........................................     3,979,482(7)(8)(20)         9.6
Richard E. Goldman........................................     1,718,185(20)               4.1
Robert E. Zimmer..........................................     1,330,660(8)(9)(20)         3.2
James E. Zimmer...........................................       978,079(8)(10)(20)        2.4
Stephen H. Greenspan......................................       250,633(11)                 *
David H. Edwab............................................       124,237(8)(12)(20)          *
Rinaldo S. Brutoco........................................        21,000(13)                 *
Sheldon I. Stein..........................................        20,061(14)                 *
Michael L. Ray, Ph.D. ....................................        13,500(15)                 *
Kathleen Mason............................................         3,000(15)                 *
Eric J. Lane..............................................        80,900(16)(20)             *
Charles Bresler, Ph.D. ...................................        54,976(17)(20)             *
Neill P. Davis............................................        21,659(18)(20)             *
All executive officers and directors as a group (17
  Persons)................................................     8,670,545(8)(19)(20)       20.9

---------------

  *  Less than 1%

 (1) Based on a Schedule 13G filed on January 10, 2002, PRIMECAP Management Company has sole voting power with respect to 133,200 of these shares and dispositive power with respect to all of these shares.

 (2) Based on a Schedule 13G filed on February 5, 2002, Merrill Lynch & Co., Inc. (ML&Co."), on behalf of Merrill Lynch Investment Managers, an operating division of ML&Co.'s indirectly owned asset management subsidiaries, Fund Asset Management, L.P., Merrill Lynch Investment Managers Limited, Merrill Lynch Investment Managers, L.P. and QA Advisor L.L.C. have shared voting and dispositive powers with respect to these shares. Ownership of such shares is disclaimed pursuant to Section 13d-4 of the Securities Exchange Act of 1934.

 (3) Based on a Schedule 13G filed on February 12, 2002, Vanguard
     HorizonFunds-Vanguard Capital Opportunity Fund has sole voting power and shared dispositive power with respect to these shares.

 (4) Based on a Schedule 13G filed on February 14, 2002, FMR Corp. and Edward C. Johnson 3d and Abigail P. Johnson, each as a shareholder, officer and/or director of FMR Corp., have sole voting and dispositive powers with respect to these shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of these shares. However, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. Multiple Fidelity Funds hold shares in the Company, the largest of which is Fidelity Low Priced Stock Fund with an interest in 3,060,000 shares.

 (5) Based on a Schedule 13G filed on February 14, 2002, Wasatch Advisors, Inc. has sole voting power and dispositive power with respect to all of these shares.

 (6) The business address of the shareholder is 40650 Encyclopedia Circle, Fremont, California 94538-2453.

 (7) Includes 3,935,583 shares held by George Zimmer in his capacity as trustee for the George Zimmer 1988 Living Trust.

 (8) Excludes 146,599 shares held by The Zimmer Family Foundation with respect to which this officer and director has shared voting and dispositive power.

 (9) Does not include the 31,666 shares of Common Stock held by Robert Zimmer's wife.

(10) Includes 940,897 shares held by James Zimmer in his capacity as trustee for the James Edward Zimmer 1989 Living Trust and 5,464 shares held by Mr. Zimmer's minor children.

(11) Includes 16,125 shares that may be acquired within 60 days upon the exercise of stock options and includes 219,234 shares in a Family Limited Partnership.

(12) Includes 2,717 shares held by David H. Edwab in his capacity as trustee of the David H. Edwab and Mary Margaret Edwab Family Trust. Also includes 120,000 shares that may be acquired within 60 days upon exercise of stock options.

(13) Includes 19,500 shares that may be acquired within 60 days upon the exercise of stock options.

(14) Includes 15,000 shares that may be acquired within 60 days upon the exercise of stock options and includes 5,061 shares held by Mr. Stein's sons.

(15) Represents shares that may be acquired within 60 days upon the exercise of stock options.

(16) Includes 78,938 shares that may be acquired within 60 days upon the exercise of stock options.

(17) Includes 54,250 shares that may be acquired within 60 days upon the exercise of stock options and 225 shares allocated to the 401(k) account of Mr. Bresler under The Men's Wearhouse, Inc. 401(k) Savings Plan (the "401(k) Savings Plan").

(18) Includes 17,500 shares that may be acquired within 60 days upon the exercise of stock options.

(19) Includes 474,939 shares that may be acquired within 60 days upon the exercise of stock options.

(20) Includes 43,899 shares, 2,323 shares, 40,080 shares, 31,718 shares, 1,520 shares, 1,812 shares, 501 shares, 159 shares and 123,214 shares, respectively, allocated to The Men's Wearhouse, Inc. Employee Stock Plan (the "ESP") accounts of Messrs. George Zimmer, Robert Zimmer, Richard Goldman, James Zimmer, David Edwab, Eric Lane, Charles Bresler and Neill Davis and to all executive officers and directors of the Company as a group, under the ESP. The ESP provides that participants have voting power with respect to these shares but do not have investment power over these shares.

                               EXECUTIVE OFFICERS

     The following table lists the name, age, current position and period of service with the Company of each executive officer of the Company. Each executive officer of the Company was elected by the Board of Directors of the Company and will hold office until the next annual meeting of the Board of Directors or until his or her successor shall have been elected and qualified.

                                                                                            EXECUTIVE
                                                                                             OFFICER
NAME                           AGE                POSITION WITH THE COMPANY                   SINCE
----                           ---                -------------------------                 ---------
George Zimmer...............   53    Chairman of the Board and Chief Executive Officer        1974
David H. Edwab..............   47    Vice Chairman of the Board                               1991
Eric J. Lane................   42    President and Chief Operating Officer                    1993
Charles Bresler, Ph.D.......   53    Executive Vice President                                 1993
Neill P. Davis..............   45    Executive Vice President, Chief Financial Officer,       1997
                                     Treasurer and Principal Financial Officer
Robert E. Zimmer............   78    Senior Vice President -- Real Estate                     1974
James E. Zimmer.............   50    Senior Vice President -- Merchandising                   1975
Douglas S. Ewert............   38    Executive Vice President and General Merchandise         2000
                                       Manager
Gary G. Ckodre..............   52    Senior Vice President and Principal Accounting           1992
                                     Officer
Jeffery Marshall............   49    Vice President and Chief Information Officer             1999
Ronald B. Covin.............   53    Chief Executive Officer -- K&G Men's Company             2001

     See the table under "Election of Directors" for the past business experience of Messrs. George Zimmer and David Edwab.

     Eric J. Lane joined the Company in 1988. From 1991 to 1993 he served as Vice President -- Store Operations and in 1993 he was named Senior Vice President -- Merchandising. In February 1997 Mr. Lane became Chief Operating Officer of the Company and in November 2000 he was named President of the Company.

     Charles Bresler, Ph.D. joined the Company in 1993. From 1993 to 1998 he served as Senior Vice President -- Human Development. In February 1998 he was named Executive Vice President.

     Neill P. Davis joined the Company in 1997. Since 1997 he served as Vice President and Treasurer and in November 2000 he was named Senior Vice President, Chief Financial Officer and Treasurer. In March 2001 he was named Principal Financial Officer. In March 2002 he was promoted to Executive Vice President and remains Chief Financial Officer, Treasurer and Principal Financial Officer. Before joining the Company, he served as Senior Vice President and Manager in the Global Corporate Group of NationsBank (currently Bank of America) since 1987. He has 17 years of corporate banking experience, all with NationsBank and its predecessors.

     Robert E. Zimmer has served as Senior Vice President of the Company since its incorporation in 1974 and is primarily responsible for new store site selection and arrangements. Mr. R. Zimmer has served as a director of the Company since its incorporation in 1974 but will not seek re-election at this year's Annual Meeting.

     James E. Zimmer has served as Senior Vice President of the Company since 1975 and works primarily with the President and Chief Operating Officer in coordinating the Company's merchandising function. Mr. J. Zimmer has served as a director of the Company since 1975 but will not seek re-election at this year's Annual Meeting.

     Douglas S. Ewert joined the Company in 1995. From 1996 to 1999 he served as General Merchandise Manager. From 1999 to 2000 he served as Vice
President -- Merchandising and General Merchandise Manager. In April 2000 he was named Senior Vice President -- Merchandising, and in March 2001 he was named Executive Vice President and Chief Operating Officer, K&G Men's Company. In March 2002, he was named Executive Vice President and General Merchandise Manager.

     Gary G. Ckodre joined the Company in 1992. Since 1992 he served as the Chief Accounting Officer, in February 1997 he was named Vice
President -- Finance and Principal Financial and Accounting Officer, and in March 2001 he was named Senior Vice President and Principal Accounting Officer.

     Jeffrey Marshall joined the Company in 1996. From 1996 to 1999 he served as Vice President -- Information and Technology and in July 1999 he was named Chief Information Officer of the Company.

     Ronald B. Covin joined the Company in 2001 when he was named Chief Executive Officer of K&G Men's Company Inc. Before joining the Company, Mr. Covin served as the President of Off 5th SAKS Fifth Avenue Outlet ("Off 5th"), a division of Saks Inc., from 1999 to 2001, as Senior Vice President and General Manager of Off 5th from 1997 to 1999 and as Senior Vice President and General Merchandise Manager of Off 5th from 1994 to 1997. He has at least 25 years experience in the retail industry.

     George Zimmer and James E. Zimmer are brothers, and Robert E. Zimmer is their father.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding cash compensation paid for services rendered during the last three fiscal years to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer:

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                 ANNUAL COMPENSATION                 AWARDS
                                      -----------------------------------------   ------------
                                                                   OTHER ANNUAL    SECURITIES      ALL OTHER
                                                                   COMPENSATION    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)      BONUS($)        ($)(5)       OPTIONS(7)        ($)(9)
---------------------------    ----   ------------   -----------   ------------   ------------    ------------
George Zimmer................  2001     420,000(1)     25,000(2)          --             --          78,764(10)
  Chairman of the Board and    2000     428,076        37,500(3)          --             --          74,360(10)
  Chief Executive Officer      1999     420,000        87,500(4)          --             --          68,718(10)
Eric J. Lane.................  2001     401,346(1)     25,000(2)      17,388(6)          --           4,220(11)(12)
  President and Chief          2000     355,385        37,500(3)      44,793(6)     115,000(8)        1,575(12)
  Operating Officer            1999     301,000        87,500(4)      41,900(6)          --             982(12)
James E. Zimmer..............  2001     360,000(1)     15,000(2)          --             --           1,362
  Senior Vice President --     2000     366,923        22,500(3)          --             --           1,007
  Merchandising                1999     360,000        52,500(4)          --             --           1,098
Charles Bresler, Ph.D........  2001     324,808(1)     25,000(2)          --             --           1,218(12)
  Executive Vice President     2000     296,769        37,500(3)          --         97,500(8)        1,591(12)
                               1999     260,000        87,500(4)          --             --             970(12)
Neill P. Davis...............  2001     292,731(1)     10,000(2)          --          7,500(8)        1,009
  Executive Vice President,    2000     257,712        13,500(3)          --          3,500(8)        1,401
    CFO Treasurer and          1999     232,583        26,250(4)          --             --             802
    Principal Financial
    Officer


---------------

 (1) Represents salary for 52 weeks for the fiscal year 2001.

 (2) Represents bonus paid in April 2002 relating to services performed in 2001.

 (3) Represents bonus paid in April 2001 relating to services performed in 2000.

 (4) Represents bonus paid in April 2000 relating to services performed in 1999.

 (5) Excludes perquisites and other benefits because the aggregate amount of such compensation was the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

 (6) Represents cash paid to Mr. Lane in connection with the repayment of the advance given to Mr. Lane to enable him to purchase a residence (see "Certain Relationships and Related Transactions").

 (7) All share amounts have been adjusted to reflect a 50% stock dividend effected in June 1998.

 (8) Represents number of options granted to the named executive officer.

 (9) Represents the amount of the Company's contribution to the ESP allocated in the indicated year to the account of the named executive officer.

(10) Also includes $77,268, $73,503 and $67,508 in 2001, 2000, and 1999,
     respectively, for the allocated dollar value of the benefits to Mr. George Zimmer of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

(11) Also includes $2,987 in 2001 for the allocated dollar value of the benefits to Mr. Eric Lane of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

(12) Also includes $200, $200 and $60 of the Company's matching contributions to the 401(k) Savings Plan allocated in 2001, 2000, and 1999, respectively, to the account of the named executive officer.

SPLIT-DOLLAR LIFE INSURANCE AGREEMENTS

     The George Zimmer 1988 Living Trust is presently the owner of 3,935,583 shares of Common Stock. The Company has been advised that on the demise of George Zimmer, his estate may be required to publicly sell all or substantially all of such shares to satisfy estate tax obligations. The public sale of such number of shares in all probability would destabilize the market for the Company's publicly traded stock. Accordingly, in November 1994, an agreement was entered into (commonly known as a split-dollar life insurance agreement) under the terms of which the Company makes advances of the premiums for certain life insurance policies on the life of George Zimmer with an aggregate face value, as amended, of $25,500,000 purchased by a trust established by Mr. Zimmer. To secure the repayment of the advances, the trust has assigned the policies to the Company as collateral. Further, a second split-dollar life insurance agreement with essentially the same terms as the existing agreement was entered into relating to a life insurance policy on the life of George Zimmer with a face value of $1,000,000 purchased by a second trust established by Mr. Zimmer. The trusts have assigned the additional policies to the Company as collateral.

     Additionally, on January 14, 2002, the Company entered into a split dollar life insurance agreement with Eric Lane under the terms of which the Company makes advances of the premiums for a life insurance policy with an aggregate face value of $2,000,000 purchased by Mr. Lane on his life. To secure the repayment of the advances, Mr. Lane has assigned the policy to the Company as collateral.

EMPLOYEE STOCK OPTION PLANS

     The Company maintains The Men's Wearhouse, Inc. 1996 Stock Option Plan (the "1996 Option Plan") and 1998 Key Employee Stock Option Plan (the "1998 Option Plan") (collectively, the "Plans") for the benefit of its full-time key employees. The Company also maintained The Men's Wearhouse, Inc. 1992 Stock Option Plan which expired in February 2002. Under the 1996 Option Plan options to purchase up to 1,850,000 shares of Common Stock may be granted. Under the 1998 Option Plan, options to purchase up to 2,100,000 shares of Common Stock may be granted.

     The Plans are administered by the Stock Option Committee of the Company's Board of Directors which currently consists of George Zimmer. The individuals eligible to participate in the Plans are such full-time key employees, including officers and employee directors, of the Company as the Stock Option Committee may determine from time to time. However:

     - George Zimmer, Robert E. Zimmer and James E. Zimmer are not eligible to participate in any of the Plans; and

     - no executive officers of the Company may participate in the 1998 Option Plan.

     The Stock Option Committee may grant either (i) incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, or (ii) non-statutory stock options under the 1996 Option Plan. Only non-statutory stock options may be granted by the Stock Option Committee under the 1998 Option Plan. The maximum number of shares subject to options that may be awarded under the 1996 Option Plan to any employee during any consecutive three-year period is 500,000 shares of Common Stock. Under the Plans, the purchase price of shares subject to an option granted under the Plans is determined by the Stock Option Committee at the date of grant. Generally, the price at which a non-qualified stock option may be granted may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plans must be exercised within ten years from the date of grant. Unless otherwise provided by the Stock Option Committee, the options vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, (i) the option price of any incentive stock option granted may not be less than 110% of the fair market value of the Common Stock on the date of grant and (ii) the exercisable period may not exceed five years from date of grant. With respect to any other eligible employee, the option price of any incentive stock option may not be less than 100% of such fair market value.

     Options granted under the Plans are not transferable by the optionee other than by will or under the laws of descent and distribution. Options granted under the Plans terminate on the earlier of (i) the expiration date of the option or (ii) one day less than one month after the date the holder of the option terminated his or her employment with the Company for any reason other than the death, disability or, in the case of a non-statutory option, the retirement of such holder. During such one-month period, the holder may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the death or disability of a holder before the expiration date of the option, the option terminates on the earlier of such (i) expiration date or (ii) one year following the date of severance. During this period the holder generally may exercise the option in respect of the number of shares that were vested on the date of severance because of disability. In the event of the retirement of the holder, a non-statutory option terminates on the earlier of (i) the expiration date of the option or (ii) one-year following the date of retirement. During this period, the holder generally may exercise the option in respect of the number of shares that were vested on the date of severance because of retirement.

OPTION GRANTS

     The following table sets forth the aggregate option grants during the last fiscal year to the named executive officers:

                        OPTION/SAR GRANTS IN FISCAL 2001

                                                                                                GRANT
                                        SHARES OF      PERCENT OF                               DATE
                                       COMMON STOCK   TOTAL OPTIONS   EXERCISE                 PRESENT
                                        UNDERLYING     GRANTED TO     PRICE PER                 VALUE
NAME                                    OPTIONS(#)      EMPLOYEES     SHARE($)    EXPIRATION   ($)(1)
----                                   ------------   -------------   ---------   ----------   -------
George Zimmer........................        --                            --           --          --
Eric J. Lane.........................        --                            --           --          --
James E. Zimmer......................        --                            --           --          --
Charles Bresler, Ph.D. ..............        --                            --           --          --
Neill P. Davis.......................     7,500(2)        1.50          24.95      2/22/11     106,064

---------------

(1) Based upon Black-Scholes option valuation model. The calculation assumes volatility of 54.01%, a risk free rate of 4.99%, a six year expected life, turnover of 6.6%, no expected dividends and option grants at $24.95 per share. The actual value, if any, which may be realized with respect to any option will depend on the amount, if any, by which the stock price exceeds the exercise price on the date the option is exercised. Thus, such valuation may not be a reliable indication as to value and there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

(2) Represents options granted under the 1996 Option Plan which become fully exercisable on February 22, 2006.

OPTION EXERCISES

     The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year-end held by the named executive officers:

AGGREGATE OPTION EXERCISES IN FISCAL 2001 AND OPTION VALUES AT FEBRUARY 2, 2002

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                SHARES                     UNDERLYING UNEXERCISED           IN-THE-MONEY
                              ACQUIRED ON      VALUE       OPTIONS AT YEAR END(#)      OPTIONS AT YEAR END($)
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          -----------   -----------   -------------------------   -------------------------
George Zimmer...............       --            --                  --                          --
Eric J. Lane................       --            --            77,063/108,438              409,490/123,131
James E. Zimmer.............       --            --                  --                          --
Charles Bresler, Ph.D.......       --            --             52,375/93,688              177,766/77,576
Neill P. Davis..............       --            --             13,000/25,000               57,320/71,651

COMPENSATION OF DIRECTORS

     Employee directors of the Company do not receive fees for attending meetings of the Board of Directors. Each non-employee director of the Company receives a quarterly retainer of $6,250. In addition, under the Director Plan each person who is a non-employee director on the last business day of each fiscal year of the Company is granted an option to acquire 3,000 shares of Common Stock. All options granted permit the non-employee director to purchase the option shares at the closing price on the date of grant and become exercisable one year after the date of grant. All options granted under the Director Plan must be exercised within 10 years of the date of grant. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the director ceases to serve as a director of the Company for any reason other than death, disability or retirement as a director.

     Pursuant to the terms of the agreement made in November 2000 between the Company and Mr. Edwab upon his retirement as President in 2001, Mr. Edwab was not eligible to receive any retainer fees paid to non-employee directors or to participate in the Director Plan. In lieu thereof, the Company paid Mr. Edwab a monthly retainer of $5,000, which the Company ceased paying when Mr. Edwab rejoined the Company on a full-time basis.

     On February 1, 2002, the Company granted each of Messrs. Brutoco, Stein and Ray and Ms. Mason an option to purchase 3,000 shares of Common Stock at $21.86 per share pursuant to the Director Plan.

PERFORMANCE GRAPH

     The following graph compares, as of each of the dates indicated, the percentage change in the Company's cumulative total shareholder return on the Common Stock with the cumulative total return of the NYSE Composite Index and the Retail Specialty Apparel Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 at April 15, 1992 (the date the Common Stock was first publicly traded) and that all dividends paid by those companies included in the indices were reinvested. For periods prior to October 2, 2000, our common stock was quoted on the Nasdaq National Market.

                              [PERFORMANCE GRAPH]
                    MEASUREMENT PERIOD (FISCAL YEAR COVERED)

----------------------------------------------------------------------------------------------------------------------------------
                       04/15/92   01/30/93   01/29/94   01/28/95   02/03/96   02/01/97   01/31/98   01/30/99   01/29/00   02/03/01
----------------------------------------------------------------------------------------------------------------------------------
 Company                1.000      1.423      3.043      2.567      4.889      4.608      6.209      7.691      6.263      8.354
 Retail Specialty
  Apparel               1.000      1.070      0.929      0.802      0.868      1.048      1.680      2.890      2.563      3.028
 NYSE Composite
  Index                 1.000      1.020      1.215      1.189      1.656      2.099      2.436      2.883      3.308      3.347

--------------------  --------
                      02/02/02
--------------------  --------
 Company               5.675
 Retail Specialty
  Apparel              1.952
 NYSE Composite
  Index                3.052

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 under the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 2001, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under
Item 404 of Regulation S-K.

     During fiscal 2001, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company is pleased to present its 2001 report on executive compensation. This Compensation Committee report documents components of the Company's executive officer compensation programs and describes the basis on which 2001 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Compensation Committee is comprised entirely of non-employee directors.

  Compensation Philosophy and Overall Objectives of Executive Compensation Programs

     It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate financial performance and increases in shareholder value. The following objectives, which were adopted by the Compensation Committee, serve as the guiding principles for all compensation decisions:

     - Provide a competitive total compensation package that enables the Company to retain key executives.

     - Integrate pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

     - Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

     The Compensation Committee believes that the Company's current executive compensation program has been designed and is administered in a manner consistent with these objectives.

  Executive Compensation Program Components

     The Company uses cash- and equity-based compensation to achieve its pay-for-performance philosophy and to reward short- and long-term performance.

     Base Salary. The Company's compensation philosophy is to control compensation costs and to place greater emphasis on incentive compensation based on results. Accordingly, the Compensation Committee believes that the Company's base salaries are well within the industry norms for companies of similar size. Salaries for executives are reviewed periodically and revised, if appropriate, based on a variety of factors, including individual performance, level of responsibility, prior experience, breadth of knowledge, external pay practices and overall financial results.

     Incentive Compensation. The Company's philosophy is to use a combination of annual and long-term compensation methods for the majority of the Company's management. The Compensation Committee understands that certain of the executive officers named in the compensation table hold significant ownership interests in the Company. Accordingly, it is the belief of the Compensation Committee that incentives through stock option participation at this time for the majority of these individuals would not significantly affect the short-term or long-term perspective of these individuals.

     The Compensation Committee adopted a bonus program for 2001 in which executive officers participate. The maximum bonus set for each of the named executive officers is based upon the total compensation package of the officer relative to his duties and ranges from $40,000 to $100,000.

     The criteria for determining the amount of bonus participation is based on:
(i) the Company attaining sales goals, (ii) the Company attaining net income goals, (iii) the Company attaining shrinkage goals, and (iv) the officer attaining personal goals. Each of the first three criteria are quantitative, while the fourth criterion is subjective. The Company's bonus program for the majority of the work force is based on attaining similar sales and shrinkage goals.

  Discussion of 2001 Compensation for the Chief Executive Officer

     George Zimmer, Chairman of the Board and Chief Executive Officer of the Company, is a significant shareholder in the Company, as well as one of the Company's founders.

     In determining Mr. Zimmer's compensation for 2001, the Compensation Committee considered the Company's financial performance and corporate accomplishments, individual performance and salary data for chief executive officers of other publicly held apparel companies having a size and focus that the Compensation Committee believed comparable to the Company's. The Compensation Committee also reviewed more subjective factors, such as development and implementation of the corporate strategies to enhance shareholder value and the Company's overall corporate philosophy. The Compensation Committee feels that Mr. Zimmer's compensation program for 2001 and 2002 is conservative.

     Base Salary. Mr. Zimmer's base salary during fiscal 2001 was $35,000 per month. While the Compensation Committee believes that the performance of Mr. Zimmer and the Company would justify a substantial increase in Mr. Zimmer's base salary, Mr. Zimmer has advised the Compensation Committee that he is satisfied with his current base salary and therefore no change has been approved for fiscal 2002.

     Annual Incentive. Mr. Zimmer was paid a $25,000 bonus under the 2001 bonus program. Mr. Zimmer will be eligible for a bonus of up to $100,000 in 2002 based on the criteria discussed under "Incentive Compensation", except that the Company attaining shrinkage goals will no longer be included in the criteria for determining the amount of his bonus.

     Summary. It is the opinion of the Compensation Committee that the total compensation program for 2001 for the executive officers relative to the Company's performance was reasonable and that the compensation to George Zimmer remains modest in light of management's achievements and the total compensation packages provided to chief executive officers by other publicly held clothing retailers.

                                            COMPENSATION COMMITTEE

                                            Sheldon I. Stein, Chairman
                                            Michael L. Ray, Ph.D.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases a warehouse facility in Houston, Texas from Zig Zag, a Texas joint venture, in which George Zimmer, James E. Zimmer and Richard E. Goldman are the sole and equal joint venturers. During 2001, the Company paid rentals of $78,000 to Zig Zag. The lease expires on August 31, 2005.

     The Company also leases the land underlying a store in Dallas, Texas (which building is owned by the Company) from 8239 Preston Road, Inc., a Texas corporation of which George Zimmer, James E. Zimmer and Richard E. Goldman each own 20% of the outstanding common stock, and Laurie Zimmer, sister of George and James Zimmer and daughter of Robert E. Zimmer, owns 40% of the outstanding common stock. The Company paid aggregate rentals on such property to such corporation of $49,200 in 2001. The lease expires April 30, 2004.

     K&G leases its Irving, Texas store from three individuals, including Mr. Greenspan. Pursuant to this arrangement, K&G made lease payments of $78,000 in fiscal 2001. The lease for this store currently provides that K&G pay rent of $6,208 per month. The current lease term expires September 30, 2003.

     Ellsworth Realty, L.L.C., a limited liability company of which Mr. Greenspan beneficially owns 50%, leases office space, retail space and a warehouse in Atlanta, Georgia to K&G. The lease provides for K&G to pay Ellsworth Realty a specified amount for the warehouse and office space and a specified amount for the retail space plus 1% of the net sales of the store in excess of a certain threshold amount. Pursuant to this arrangement, K&G paid or accrued to Ellsworth Realty approximately $345,000 in fiscal 2001. The lease expires December 31, 2005.

     G&R Realty, Inc. ("G&R Realty"), of which Mr. Greenspan beneficially owns 50%, leases one store location in Atlanta, Georgia to K&G. The lease provides for K&G to pay G&R Realty a specified amount for the retail space plus 1% of the net sales of the store in excess of a certain threshold amount. Pursuant to this arrangement, K&G paid or accrued to G&R Realty approximately $97,000 in fiscal 2001. The lease expires April 30, 2004.

     In January 2000, the Company, through its wholly-owned subsidiary, Renwick Technologies, Inc. ("Renwick"), formed Chelsea Market Systems, L.L.C. ("Chelsea") with Harry M. Levy, for the purpose of developing a new point-of-sale software system for the Company and, after successful implementation, exploring the possibility of marketing the system to third parties. Mr. Levy was an officer and director of the Company until March 11, 2002. Under the terms of the agreement forming Chelsea, Renwick owned 50% of Chelsea and Mr. Levy owned 50% with the understanding that Mr. Levy would assign, either directly or indirectly through another legal entity, some of his interest in Chelsea to other persons who would work on the project. The point-of-sale system has been developed and successfully deployed by the Company. On March 31, 2002, Chelsea sold substantially all of its assets to an unrelated company regularly engaged in the development and licensing of software to the retail industry. In connection with the sale, a person filed suit attempting to enjoin the sale and alleging that he owned or was otherwise entitled to part of Mr. Levy's interest in Chelsea and alleging that the Company conspired with Mr. Levy to deprive him of such interest. In connection with the settlement of this suit, Mr. Levy assigned all of his remaining interest in Chelsea to Renwick and, as a result, no longer has an economic interest in Chelsea. Through the sale by Chelsea, and after giving effect to the settlement of the lawsuit, the Company received a net amount approximately equal to its investment in Chelsea plus the total amount incurred by the Company for Chelsea's development of the point-of-sale system.

     Brittmore Interests, a partnership in which Mr. Levy is a 50% partner, leases office space in Houston, Texas to Chelsea. Pursuant to this arrangement, Chelsea made or accrued lease payments of approximately $99,000 in fiscal 2001. The lease for this office space currently provides that Chelsea pay rent of $8,245 per month. The lease was assumed by the buyer as part of the above-described transaction.

     Management believes that the terms of the foregoing leasing arrangements are comparable to what would have been available to the Company from unaffiliated third parties at the time such leases were entered into.

     The Company engaged ShangriLa Consulting, Inc. to provide consulting services, on a non-exclusive basis, to the Company with respect to general business matters, including internet commerce, for a fee of $20,000 per month plus reimbursement of certain expenses. Such fees and expenses approximated $358,000 during 2001. In October 2001, the Company and Mr. Brutoco mutually decided to wind down the work being done for the Company by ShangriLa Consulting, Inc. so that such engagement would terminate in April 2002. Mr. Brutoco is the President and Chief Executive Officer, and, together with his wife, owns 100% of ShangriLa Consulting, Inc.

     The Company utilized the services of Regal Aviation L.L.C. ("Regal Aviation"), which operates a private air charter service, to provide air transportation from time to time for employees of the Company. During 2001, the Company paid approximately $617,000 to Regal Aviation for such services. Regal Aviation is a limited liability company of which George Zimmer, Robert Zimmer, James Zimmer, Richard Goldman and David Edwab own an aggregate of 52.5% of the membership interest. The charter rates charged by Regal Aviation are at least as favorable as can be obtained from independent air charter services.

     In December 1996, the Company advanced $166,000 to Mr. Lane to enable him to purchase a residence. In 2001, Mr. Lane paid the Company $5,964 in interest on this advance at an average rate of 4.8% per annum and had an outstanding balance of $120,000 as of February 2, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, and except as set forth below, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 2, 2002, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met, except that James Zimmer inadvertently failed to timely file a Form 4 related to the sale of Common Stock.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP ("D&T") as independent auditors for the fiscal year ending February 1, 2003 subject to ratification by the shareholders at the Annual Meeting. Representatives of D&T are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

AUDIT FEES

     In aggregate, D&T fees incurred for professional services rendered in the audit of the Company's annual consolidated financial statements for the fiscal year ended February 2, 2002 and in reviewing interim consolidated financial statements, as included in quarterly reports for 2001 on Form 10-Q, were $207,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     In aggregate, D&T billed the Company $711,000 in fees for all financial information systems design and implementation services rendered by D&T in 2001. These services consisted of routine consulting in the implementation of a financial information management system. The Audit Committee has considered whether services provided by D&T to the Company in the areas of financial information systems design and implementation are compatible with D&T's independence.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services discussed above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", in fiscal 2001 were $422,500, including audit related services of approximately $23,500 and non-audit services of $399,000. Audit related services include fees for audits of the Company's employee benefit plans and routine consulting on various financial reporting matters. Non-audit services include fees for a variety of federal, state and international tax consulting projects and tax compliance services. The Audit Committee has considered whether services provided by Deloitte & Touche to the Company in the area of non-audit services are compatible with maintaining Deloitte & Touche's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of shareholders intended to be presented at the annual meeting of shareholders of the Company to be held in 2003 must be received by the Company at its corporate offices, 5803 Glenmont Drive, Houston, Texas 77081, no later than January 24, 2003, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

       PROXY                                                               PROXY


                            THE MEN'S WEARHOUSE, INC.
            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2002

       The undersigned shareholder of The Men's Wearhouse, Inc. (the "Company") hereby appoints George Zimmer and David Edwab, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m., pacific daylight time, on Tuesday, June 25, 2002, at The Westin St. Francis, 335 Powell Street, San Francisco, California, and at any adjournment or adjournments thereof.

                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------

[X]  Please mark your
     votes as in this
     example.


1. Election of        FOR ALL NOMINEES           WITHHOLD            NOMINEES: George Zimmer
   Directors         LISTED, EXCEPT AS     AUTHORITY TO VOTE                   David H. Edwab
                     INDICATED TO THE     FOR ELECTION OF ALL                  Rinaldo S. Brutoco
                     CONTRARY BELOW             NOMINEES                       Michael L. Ray, Ph.D.
                         [ ]                      [ ]                          Sheldon I. Stein
                                                                               Kathleen Mason

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
SPACE PROVIDED BELOW.)


---------------------------------------------------

                                                                          FOR    AGAINST    ABSTAIN
2. Proposal regarding a code of conduct based on the United Nation's
   International Labor Organization's Standards for Workers Rights.       [ ]      [ ]        [ ]

3. Proposal to ratify the appointment of Deloitte & Touche LLP as
   independent auditors.                                                  [ ]      [ ]        [ ]

4. In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES
WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN, AGAINST PROPOSAL 2 AND FOR
PROPOSAL 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY



Signature of Shareholder                                            Dated                 2002
                         ------------------------------------------       --------------,
Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.

                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2002

    The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the nominees listed below, "AGAINST" Proposal 2 and "FOR" Proposal 3. Please provide voting instructions by marking your choices below.

1. Election of Directors:

   [ ] FOR all nominees listed, except as indicated to  [ ] WITHHOLD AUTHORITY to vote for election of all
       the contrary below                                   nominees

    Nominees: George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray,
              Ph.D., Sheldon I. Stein and Kathleen Mason.

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal regarding a code of conduct based on the United Nation's International Labor Organization's Standards for Workers Rights.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                 (Continued, and to be signed on reverse side)

3. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    The shares allocated to your account in the Company's Employee Stock Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN, AGAINST PROPOSAL 2 AND FOR PROPOSAL 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                                              Dated:                                     2002
                                                                     ----------------------------------,

                                                              -----------------------------------------------

                                                              -----------------------------------------------
                                                                          Signature of Shareholder

                                                              Your signature should correspond with your name
                                                              as it appears hereon. Joint owners should each
                                                              sign. When signing as attorney, executor,
                                                              administrator, trustee or guardian, please set
                                                              forth your full title as it appears hereon.

                                                                        PLEASE MARK, SIGN, DATE AND
                                                                             RETURN IMMEDIATELY

                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2002

    The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the nominees listed below, "AGAINST" Proposal 2 and "FOR" Proposal 3. Please provide voting instructions by marking your choices below.

1. Election of Directors:

   [ ] FOR all nominees listed, except as indicated to  [ ] WITHHOLD AUTHORITY to vote for election of all
       the contrary below                                   nominees

    Nominees: George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray,
              Ph.D., Sheldon I. Stein and Kathleen Mason.

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal regarding a code of conduct based on the United Nation's International Labor Organization's Standards for Workers Rights.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                 (Continued, and to be signed on reverse side)

3. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    The shares allocated to your account in the Company's Employee Stock Discount Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN, AGAINST PROPOSAL 2 AND FOR PROPOSAL 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                                              Dated:                                    2002
                                                                    ----------------------------------,

                                                              -----------------------------------------------

                                                              -----------------------------------------------
                                                                          Signature of Shareholder

                                                              Your signature should correspond with your name
                                                              as it appears hereon. Joint owners should each
                                                              sign. When signing as attorney, executor,
                                                              administrator, trustee or guardian, please set
                                                              forth your full title as it appears hereon.

                                                                        PLEASE MARK, SIGN, DATE AND
                                                                             RETURN IMMEDIATELY

                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2002

    The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the nominees listed below, "AGAINST" Proposal 2 and "FOR" Proposal 3. Please provide voting instructions by marking your choices below.

1. Election of Directors:

   [ ] FOR all nominees listed, except as indicated to  [ ] WITHHOLD AUTHORITY to vote for election of all
       the contrary below                                   nominees

    Nominees: George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray,
              Ph.D., Sheldon I. Stein and Kathleen Mason.

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal regarding a code of conduct based on the United Nation's International Labor Organization's Standards for Workers Rights.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                 (Continued, and to be signed on reverse side)

3. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    The shares allocated to your account in the Company's 401(k) Savings Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES, AGAINST PROPOSAL 2 AND FOR PROPOSAL 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                                              Dated:                                     2002
                                                                     ----------------------------------,

                                                              -----------------------------------------------

                                                              -----------------------------------------------
                                                                         Signature of Shareholder

                                                              Your signature should correspond with your name
                                                              as it appears hereon. Joint owners should each
                                                              sign. When signing as attorney, executor,
                                                              administrator, trustee or guardian, please set
                                                              forth your full title as it appears hereon.

                                                                       PLEASE MARK, SIGN, DATE AND
                                                                            RETURN IMMEDIATELY